Exhibit 4.3

EXECUTION COPY

Registration Rights Agreement

Dated As of May 3, 2006

among

NPC International, Inc.

and

The Guarantor Party Hereto

Merrill Lynch, Pierce, Fenner & Smith
Incorporated,

and

J.P. Morgan Securities Inc.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into this 3rd day of May, 2006, among NPC International, Inc., a Kansas corporation (the “Company”), the guarantor listed on the signature pages hereto (the “Guarantor” and together with the Company, the “Issuers”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J. P. Morgan Securities Inc. as representatives (the “Representatives”) of the Initial Purchasers (collectively, the “Initial Purchasers”) listed on Schedule A to the Purchase Agreement (as defined below).

This Agreement is made pursuant to the Purchase Agreement, dated April 25, 2006, among the Issuers and the Initial Purchasers (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of an aggregate of $200 million principal amount of the Company’s 9.5% Senior Subordinated Notes due 2014 (the “Notes”).  The Notes are to be unconditionally guaranteed by the Guarantor on a senior subordinated basis (the “Guarantee” and, together with the Notes, the “Initial Securities”).  In order to induce the Initial Purchasers (including the Market-Maker (as defined herein)) to enter into the Purchase Agreement, the Issuers have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement.  The execution of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.             Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended from time to time.

“1934 Act” shall mean the Securities Exchange Act of l934, as amended from time to time.

“Closing Date” shall mean the Closing Time as defined in the Purchase Agreement.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Depositary” shall mean The Depository Trust Company, or any other depositary appointed by the Company, provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

“Exchange Offer” shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2.1 hereof.

“Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2.1 hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

“Exchange Period” shall have the meaning set forth in Section 2.1 hereof.

“Exchange Securities” shall mean the 9.5% Senior Subordinated Notes due 2014, issued by the Company under the Indenture, together with an unconditional guarantee thereof by the Guarantor on a Senior Subordinated basis, containing terms identical to the Initial Securities in all material respects (except that the additional interest rate, restrictions on transfers and restrictive legends provisions shall be eliminated), to be offered to Holders of Initial Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

“Guarantees” shall have the meaning set forth in the preamble.

“Guarantor” shall have the meaning set forth in the preamble and shall also include its respective successors.

“Holder” shall mean an Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture and each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

“Indenture” shall mean the Indenture relating to the Initial Securities, dated as of May 3, 2006, between the Issuers and Wells Fargo Bank, National Association, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

“Initial Purchaser” or “Initial Purchasers” shall have the meaning set forth in the preamble.

“Initial Securities” shall have the meaning set forth in the preamble.

“Issuer Free Writing Prospectus” shall have the meaning set forth in Section 2.1(g) herein.

“Issuers” shall have the meaning set forth in the preamble and shall also include their respective successors.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuers and other obligors on the Initial Securities or any Affiliate (as defined in the Indenture) of the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

“Market-Maker” shall have the meaning set forth in Section 4(a) hereof.

“Market-Maker’s Information”  shall have the meaning set forth in Section 4(d) hereof.

“Market-Making Registration”  shall have the meaning set forth in Section 4(a)(i) hereof.

“Market-Making Registration Statement”  shall have the meaning set forth in Section 4(a)(i) hereof.

“Notes” shall have the meaning set forth in the preamble.

“Participating Broker-Dealer” shall mean any of Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. and any other broker-dealer which makes a market in the Initial Securities and exchanges Registrable Securities in the Exchange Offer for Exchange Securities.

“Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Private Exchange” shall have the meaning set forth in Section 2.1 hereof.

“Private Exchange Securities” shall have the meaning set forth in Section 2.1 hereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable

Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Initial Securities and, if issued, the Private Exchange Securities; provided, however, that Initial Securities and, if issued, the Private Exchange Securities, shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Initial Securities or Private Exchange Securities shall have been declared effective under the 1933 Act and such Initial Securities or Private Exchange Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Initial Securities or Private Exchange Securities have been sold to the public pursuant to Rule l44 (or any similar provision then in force, but not Rule 144A) under the 1933 Act or are eligible to be sold to the public pursuant to Rule 144(K) under the 1933 Act, (iii) such Initial Securities or Private Exchange Securities shall have ceased to be outstanding or (iv) the Exchange Offer is consummated (except in the case of Private Exchange Securities and Initial Securities purchased from the Company and continued to be held by the Initial Purchasers).

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Issuers with this Agreement, including without limitation:  (i) all SEC, stock exchange or National Association of Initial Securities Dealers, Inc. (the “NASD”) registration and filing fees, including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained by any holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of one firm of legal counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities and any filings with the NASD), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Issuers and of the independent public accountants of the Issuers, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian,

(viii) in connection with a Shelf Registration Statement, the reasonable fees and disbursements of special counsel representing the Holders of Registrable Securities and (ix) and the fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Issuers which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“SEC” shall mean the Initial Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

 “Shelf Registration” shall mean a registration effected pursuant to Section 2.2 hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuers pursuant to the provisions of Section 2.2 of this Agreement which covers all of the Registrable Securities or all of the Private Exchange Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Trustee” shall mean the trustee with respect to the Initial Securities under the Indenture.

2.             Registration Under the 1933 Act.

2.1           Exchange Offer.  The Issuers shall, for the benefit of the Holders, at the Company’s cost use their commercially reasonable efforts to, (A) prepare and file with the SEC an Exchange Offer Registration Statement on an appropriate form under the 1933 Act with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Securities (other than Private Exchange Securities), of a like principal amount of Exchange Securities, (B) keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (C) cause the Exchange Offer to be consummated not later than 285 days following the Closing Date.  The Exchange Securities will be issued under the Indenture.  Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder (a) is not an affiliate of the Issuers within the meaning of Rule 405 under the 1933 Act, (b) is not a broker-dealer tendering Registrable Securities acquired directly from the Issuers for its own account, (c) acquired the Exchange Securities in the ordinary course of such Holder’s business and (d) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and under state securities or blue sky laws.

In connection with the Exchange Offer, the Issuers shall:

(a)           mail as promptly as practicable after the commencement of the Exchange Offer to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b)           keep the Exchange Offer open for acceptance for a period of not less than 20 business days after the date notice thereof is made public (or longer if required by applicable law) (such period referred to herein as the “Exchange Period”);

(c)           utilize the services of the Depositary for the Exchange Offer;

(d)           permit Holders to withdraw tendered Registrable Securities at any time prior to the expiration of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing such Holder’s election to have such Initial Securities exchanged;

(e)           notify each Holder that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

(f)            otherwise comply in all material respects with all applicable laws relating to the Exchange Offer.

If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Initial Securities acquired by them and having the status of an unsold allotment in the initial distribution, the Issuers upon the request of any Initial Purchaser shall, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue and deliver to such Initial Purchaser in exchange (the “Private Exchange”) for the Initial Securities held by such Initial Purchaser, a like principal amount of debt securities that are identical to the Exchange Securities (except that such securities shall bear appropriate transfer restrictions) (the “Private Exchange Securities”).

The Exchange Securities and the Private Exchange Securities shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), or is exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture but that the Private Exchange Securities shall be subject to such transfer restrictions.  The Indenture or such indenture shall provide that the Exchange Securities, the Private Exchange Securities and the Initial Securities shall vote and consent together on all matters as one class and that none of the Exchange Securities, the Private Exchange Securities or the Initial Securities will have the right to vote or consent as a separate class on any matter.  The Private Exchange Securities shall be of the same series as the Exchange Securities.  The Issuers shall not have any liability under this Agreement solely as a result of such Private Exchange Securities not bearing the same CUSIP number as the Exchange Securities.

As soon as practicable after the close of the Exchange Offer and/or the Private Exchange, as the case may be, the Issuers shall:

(i)            accept for exchange all Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

(ii)           accept for exchange all Initial Securities properly tendered pursuant to the Private Exchange;

(iii)          deliver to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

(iv)          cause the Trustee promptly to authenticate and deliver Exchange Securities or Private Exchange Securities, as the case may be, to each Holder of Registrable Securities so accepted for exchange in a principal amount equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

Interest on each Exchange Security and Private Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the date of original issuance.  The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than (i) that the Exchange Offer or the Private Exchange, or the making of any exchange by a Holder, does not violate applicable law, rule or regulation or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Registrable Securities in accordance with the Exchange Offer and the Private Exchange, (iii) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have represented that (A) it is not an affiliate (as defined in Rule 405 under the 1933 Act) of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the 1933 Act, to the extent applicable; provided, however, that this clause A shall not apply to Merrill Lynch & Co. or Merrill Lynch, Pierce, Fenner & Smith Incorporated for which the Issuers have agreed to file a Market-Making Registration Statement pursuant to Section 4 of this Agreement; (B) all Exchange Securities to be received by it shall be acquired in the ordinary course of its business and (C) that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer or the Private Exchange which, in the Company’s judgment, would reasonably be expected to impair the ability of the Issuers to proceed with the Exchange Offer or the Private Exchange.  The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

(g)           The Issuers represent and agree that, unless they obtain the prior consent of a majority of the Registrable Securities that are registered under the Registration Statement at such time or the approval of the counsel for the holders of Registrable Securities or the consent of the managing underwriter in connection with any underwritten offering of Registrable Securities, and each Holder represents and agrees that, unless it obtains the prior consent of the Company and any such underwriter, it will not make any offer relating to the Initial Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the SEC.  The Issuers represent that any Issuer Free Writing Prospectus, when taken together with the information in the Registration Statement and the Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.2           Shelf Registration.  (i) If, because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Issuers are not permitted to effect the Exchange Offer as contemplated by Section 2.1 hereof, (ii) if for any other reason the Exchange Offer is not consummated within 285 days after the Closing Date, (iii) upon the request of any of the Initial Purchasers that are not permitted under applicable law or interpretations to participate in the Exchange Offer or (iv) if and only to the extent that a Holder is not permitted to participate in the Exchange Offer or does not receive fully tradeable Exchange Securities pursuant to the Exchange Offer, then in case of each of clauses (i) through (iv) the Issuers shall, at their cost:

(a)           As promptly as practicable, file with the SEC, and thereafter shall use their commercially reasonable efforts to cause to be declared effective as promptly as practicable but no later than the later of 285 after the Closing Date and 90 days after such filing obligation arises, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement.

(b)           Use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the SEC, or for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable Securities (the “Effectiveness Period”); provided, however, that the Effectiveness Period in respect of the Shelf Registration Statement shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the 1933 Act and as otherwise provided herein.

(c)           Notwithstanding any other provisions hereof, use their commercially reasonable efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

Subject to the limitation set forth in next succeeding paragraph and subject to the provisions of Section 3, the Issuers shall be entitled to suspend their obligation to file any amendment the Shelf Registration Statement, furnish any supplement or amendment to a Prospectus included in the Shelf Registration Statement, make any other filing with the SEC, cause the Shelf Registration Statement or other filing with the SEC to remain effective or take any similar action (collectively, “Registration Actions”) upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact as a result of which the Shelf Registration Statement would or shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or the related Prospectus would or shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any corporate development that, in the discretion of the Issuers, makes it appropriate to postpone or suspend the availability of the Shelf Registration Statement and the related Prospectus, it being understood that the Issuers may not invoke this Clause C for the purpose of avoiding their obligations under this Agreement.  Upon the occurrence of any of the conditions described in (A), (B) or (C) above, the Company shall give prompt notice (a “Suspension Notice”) thereof to the Holders.  Upon the termination of such condition, the Company shall give prompt notice thereof to the Holders and shall promptly proceed with all Registration Actions that were suspended pursuant to this paragraph and comply as promptly as practicable with the requirements of Section 3(l) hereof, if applicable.

The Issuers may only suspend Registration Actions pursuant to the preceding paragraph for one or more periods (each, a “Suspension Period”) not to exceed, in the aggregate, (x) sixty days in any three month period or (y) ninety days in any twelve month period, during which no Additional Interest (as defined in Section 2.5) shall be payable.  Each Suspension Period shall be deemed to begin on the date the relevant Suspension Notice is given to the Holders and shall be deemed to end on the earlier to occur of (1) the date on which the Company gives the Holders a notice that the Suspension Period has terminated and (2) the date on which the number of days during which a Suspension Period has been in effect exceeds, in the aggregate, ninety days in any twelve month period.  The Company shall extend the Effectiveness Period (or the period during which Participating Broker-Dealers are entitled to use the prospectus included in the Exchange Offer Registration Statement in connection with the resale of the Exchange Securities, as the case may be) by the total number of days during which a Suspension Period was in effect, so long as there are Registrable Securities.  Notwithstanding anything to the foregoing, the Issuers shall at all times use their best efforts to end any Suspension Period at the earliest possible time.

Without the consent of the Initial Purchasers, which consent shall not be unreasonably withheld, the Issuers shall not permit any securities other than Registrable Securities to be included in the Shelf Registration Statement.  The Issuers further agree, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

2.3           Expenses.  The Issuers shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 or 2.2.  Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

2.4           Effectiveness.

(a)           The Issuers will be deemed not have used their commercially reasonable to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if any Issuer voluntarily takes any action that would, or omits to take any action which omission would, result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless such action is required by applicable law rule, regulation, order, judgment or decree.

(b)           An Exchange Offer Registration Statement pursuant to Section 2.1 hereof or a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

2.5           Interest.  The Indenture executed in connection with the Initial Securities will provide that in the event that either (a) the Exchange Offer is not consummated on or prior to the 285th calendar day following the Closing Date or (b) if obligated to file a Shelf Registration Statement, such Shelf Registration Statement is not filed or does not become effective on or prior to the date specified in Section 2.2(a) (each such event referred to in clauses (a) and (b) above, a “Registration Default”), the interest rate borne by the Initial Securities shall be increased (“Additional Interest”) by one-quarter of one percent per annum upon the occurrence of each Registration Default, which rate will increase by one quarter of one percent each 90-day period that such Additional Interest continues to accrue under any such circumstance, provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum.  Following the cure of all Registration Defaults the accrual of Additional Interest will cease and the interest rate will revert to the original rate.

Subject to the Company’s ability to declare Suspensions Periods, if the Shelf Registration Statement is unusable by the Holders for any reason, and the aggregate number of days in any consecutive twelve-month period for which the Shelf Registration Statement shall not be usable exceeds 90 days in the aggregate, then the interest rate borne by the Initial Securities will be increased by 0.25% per annum of the principal amount of the Initial Securities for the first 90-day period (or portion thereof) beginning on the 91st such date that such Shelf Registration Statement ceases to be usable, which rate shall be increased by an additional 0.25% per annum of the principal amount of the Initial Securities at the beginning of each subsequent 90-day period, provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum.  Any amounts payable under this paragraph shall also be deemed “Additional Interest” for purposes of this Agreement.  Upon the Shelf Registration Statement once again becoming usable, the interest rate borne by the Initial Securities will be reduced to the original interest rate if the Company is otherwise in compliance with this Agreement at such time.  Additional Interest shall be computed based on the actual number of days elapsed in each 90-day period in which the Shelf Registration Statement is unusable.

The Company shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”).  Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Securities, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due.  The Additional Interest due shall be payable on each interest payment date to the record Holder of Initial Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture.  Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.

3.             Registration Procedures.

In connection with the obligations of the Issuers with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Issuers shall:

(a)           prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all material respects with the requirements of Regulation S-T under the 1933 Act, and use their commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(b)           prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the periods required under Section 2; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof (including sales by any Participating Broker-Dealer);

(c)           in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least five business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

(d)           use their commercially reasonable to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that no Issuer shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not then so qualified or would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(e)           notify as promptly as reasonably practicable each Holder of Registrable Securities under a Shelf Registration or any Participating Broker-Dealer who has notified the Company that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Issuers contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, provided, however, that no notice by the Issuers shall be required pursuant to this clause (v) in the event that the Issuers either promptly file a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into such Registration Statement, which, in either case, contains the requisite information with respect to such event or facts that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading, (vi) of the receipt by any Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities or the Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or, to the Issuers’ knowledge, threatening of any proceeding for such purpose and (vii) of any determination by the Company that a post-effective amendment to such Registration Statement would be appropriate;

(f)            in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled “Plan of Distribution” which section shall be reasonably acceptable to Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Participating Broker-Dealers and its counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request for a period not to exceed 180 days after the commencement of the Exchange Offer, (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

“If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer;” and

(y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and

(g)           RESERVED;

(h)           (i)  in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Securities copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

(i)            make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable;

(j)            in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

(k)           in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Registrable Securities;

(l)            in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(v) and 3(e)(vi) hereof, as promptly as practicable after the occurrence of such an event, use its commercially reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or will remain so qualified.  At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

(m)          in the case of a Shelf Registration, a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers on behalf of such Holders; and make representatives of the Company as shall be reasonably requested by the Holders of Registrable Securities, or the Initial Purchasers on behalf of such Holders, available for discussion of such document;

(n)           obtain a CUSIP number for all Exchange Securities, Private Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with any necessary printed certificates for the Exchange Securities, Private Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

(o)           (i) cause the Indenture to be qualified under the TIA in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(p)           in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions as are reasonably requested in order to expedite or facilitate the disposition of such Registrable Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

(i)      make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

(ii)     obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in principal amount of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(iii)    obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Securities (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants), such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters to underwriters in connection with similar underwritten offerings;

(iv)    enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings;

(v)     if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

(vi)    deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Registrable Securities being sold and the managing underwriters, if any.

The above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

(q)           in the case of a Shelf Registration or if a Prospectus is required to be delivered by any Participating Broker-Dealer in the case of an Exchange Offer, make available for inspection by representatives of the Holders of the Registrable Securities, representatives of any underwriters participating in any disposition pursuant to a Shelf Registration Statement, representatives of any Participating Broker-Dealer and one firm of legal counsel or accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Issuers reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Issuers to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement, and make such representatives of the Issuers available for discussion of such documents as shall be reasonably requested by the Initial Purchasers;

(r)            in the case of an Exchange Offer Registration Statement, prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide electronic copies of such document to the Initial Purchasers and to counsel to the Holders of Registrable Securities and make such changes in any such document prior to the filing thereof as the Initial Purchasers or counsel to the Holders of Registrable Securities may reasonably request and, except as otherwise required by applicable law, not file any such document in a form to which the Initial Purchasers on behalf of the Holders of Registrable Securities and counsel to the Holders of Registrable Securities shall not have previously been advised and furnished a copy of or to which the Initial Purchasers on behalf of the Holders of Registrable Securities or counsel to the Holders of Registrable Securities shall reasonably object, and make the representatives of the Issuers available for discussion of such documents as shall be reasonably requested by the Initial Purchasers provided that the Issuers shall not be required to take any actions under this Section 3(r) that are not, in the reasonable opinion of counsel for the Issuers, in compliance with applicable law or to include any disclosure which at the time would have an adverse effect on the business or operations of any Issuer and/or their respective Subsidiaries, as determined in good faith by the Issuers; and in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Securities, to the Initial Purchasers, to counsel for the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, make such changes in any such document prior to the filing thereof as the Initial Purchasers, the counsel to the Holders or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders, the Initial Purchasers on behalf of the Holders of Registrable Securities, counsel for the Holders of Registrable Securities or any underwriter shall not have previously been advised and furnished a copy of or to which the Majority Holders, the Initial Purchasers of behalf of the Holders of Registrable Securities, counsel to the Holders of Registrable Securities or any underwriter shall reasonably object, and make the representatives of the Issuers available for discussion of such document as shall be reasonably requested by the Holders of Registrable Securities, the Initial Purchasers on behalf of such Holders, counsel for the Holders of Registrable Securities or any underwriter;

(s)           in the case of a Shelf Registration, use their commercially reasonable efforts to cause all Registrable Securities to be listed on any securities exchange on which similar debt securities issued by the Company are then listed if requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

(t)            in the case of a Shelf Registration, use their commercially reasonable efforts to cause the Registrable Securities to be rated by the appropriate rating agencies, if so requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

(u)           otherwise comply with all applicable rules and regulations of the SEC and make available to the Company’s security holders, as soon as reasonably practicable, an earning statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

(v)           cooperate and assist in any filings required to be made with the NASD and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the NASD); and

(w)          upon consummation of an Exchange Offer or a Private Exchange, obtain a customary opinion of counsel to the Company addressed to the Trustee as may be required under the Indenture.

In the case of a Shelf Registration Statement, the Issuers may (as a condition to such Holder’s participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) hereof, or (ii)  a Suspension Period such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(l) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by Majority Holders of such Registrable Securities (and shall be reasonably satisfactory to the Company) included in such offering.  No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

4.             Market-Making.

(a)           For the sole benefit of Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the “Market-Maker”) or any of its affiliates (as defined in the rules and regulations of the SEC), so long as (x) any of the Registrable Securities or Exchange Securities are outstanding and (y) as the Market-Maker or any of its affiliates owns any equity securities of the Issuers or any of their affiliates and proposes to make a market in the Registrable Securities or Exchange Securities as part of its business in the ordinary course and (z) in the reasonable opinion of the Market-Maker’s counsel, a market making prospectus would be required for the Market Maker to make a market in the Registrable Securities or Exchange Securities in the ordinary course under applicable law or SEC interpretation of law, the following provisions shall apply for the sole benefit of the Market-Maker:

(i)            The Issuers shall file under the 1933 Act a registration statement (which may be the Exchange Offer Registration Statement or the Shelf Registration Statement if permitted by the rules and regulations of the SEC), in a form approved by the Market-Maker (such filing, the “Market-Making Registration,” and such registration statement, the “Market-Making Registration Statement”).  The Issuers agree to use their commercially reasonable efforts to cause the Market-Making Registration Statement to be declared effective on or prior to (i) the date the Exchange Offer is completed pursuant to Section 2.1 above or (ii) the date the Registration Statement becomes or is declared effective, and to keep such Market-Making Registration Statement continuously effective for so long as the Market-Maker may be required to deliver a prospectus in connection with transactions in the Initial Securities or the Exchange Securities, as the case may be.  In the event that the Market-Maker holds Initial Securities at the time an Exchange Offer is to be conducted under Section 2.1 above, the Issuers agree that the Market-Making Registration shall provide for the resale by the Market-Maker of such Initial Securities and shall be kept continuously effective for so long as the Market-Maker may be required to deliver a prospectus in connection with the sale of such Initial Securities.  The Issuers further agree to supplement or make amendments to the Market-Making Registration Statement, as and when required by the rules, regulations or instructions applicable to the registration form used by the Company for such Market-Making Registration Statement, and the Company agrees to furnish to the Market-Maker copies of any such supplement or amendment prior to its being used or promptly following its filing with the SEC.

(ii)           Notwithstanding the foregoing, the Company may suspend the offering and sale under the Market-Making Registration Statement for a period or periods the Board of Directors of the Company reasonably determines to be necessary, but in any event not to exceed 120 days in each year during which the Market-Making Registration Statement is required to be effective and usable hereunder (measured from the effective time of the Market-Making Registration Statement to successive anniversaries thereof) if (A) (i) the Board of Directors of the Company determines in good faith that such action is in the best interests of the Company or (ii) the Market Making Registration Statement, prospectus or amendment or supplement thereto contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) the Company notifies the Market-Maker within five days after such Board of Directors makes the relevant determination set forth in clause (A).

(iii)          The Company shall notify the Market-Maker (A) when any post-effective amendment to the Market-Making Registration Statement or any amendment or supplement to the related prospectus has been filed, and, with respect to any post-effective amendment, when the same has become effective;

(B) of any request by the SEC for any post-effective amendment to the Market-Making Registration Statement, any supplement or amendment to the related prospectus or for additional information; (C) the issuance by the SEC of any stop order suspending the effectiveness of the Market-Making Registration Statement or the initiation of any proceedings for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities or Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; and (E) of the happening of any event that makes any statement made in the Market-Making Registration Statement, the related prospectus or any amendment or supplement thereto untrue or that requires the making of any changes in the Market-Making Registration Statement, such prospectus or any amendment or supplement thereto, in order to make the statements therein not misleading.

(iv)          If any event contemplated by Section 4(a)(iii)(B) through (E) occurs during the period for which the Issuers are required to maintain an effective Market-Making Registration Statement, the Issuers shall promptly prepare and file with the SEC a post-effective amendment to the Market-Making Registration Statement or a supplement to the related prospectus or file any other required document so that the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v)           In the event of the issuance of any stop order suspending the effectiveness of the Market-Making Registration Statement or of any order suspending the qualification of the Registrable Securities or Exchange Securities for sale in any jurisdiction, the Issuers shall use promptly their reasonable best efforts to obtain its withdrawal.

(vi)          The Company shall furnish to the Market-Maker, without charge, (i) at least one conformed copy of the Market-Making Registration Statement and any post-effective amendment thereto; and (ii) as many copies of the related prospectus and any amendment or supplement thereto as the Market-Maker may reasonably request.

(vii)         The Issuers shall consent to the use of the prospectus contained in the Market-Making Registration Statement or any amendment or supplement thereto by the Market-Maker in connection with its market-making activities.

(viii)        Notwithstanding the foregoing provisions of this Section 4, the Issuers may for valid business reasons, including without limitation, a potential acquisition, divestiture of assets or other material corporate transaction, issue a notice that the Market-Making Registration Statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Registrable Securities or Exchange Securities and may issue any notice suspending use of the Market-Making Registration Statement required under applicable securities laws to be issued for so long as valid business reasons exist and the Company shall not be obligated to amend or supplement the Market-Making Registration Statement or the prospectus included therein until it reasonably deems appropriate.  The Market-Maker agrees that upon receipt of any notice from the Company pursuant to this Section 4(a)(viii), it will discontinue use of the Market-Making Registration Statement until receipt of copies of the supplemented or amended prospectus relating thereto until advised in writing by the Company that the use of the Market-Making Registration Statement may be resumed.

(b)           In connection with the Market-Making Registration, the Company shall (i) make reasonably available for inspection by a representative of, and counsel acting for, the Market-Maker all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and (ii) use its commercially reasonable efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative or counsel or the Market-Maker.

(c)           Prior to the effective date of the Market-Making Registration Statement, the Issuers will use their reasonable best efforts to register or qualify such Registrable Securities or Exchange Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Market-Maker reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities or Exchange Securities covered by the Market-Making Registration Statement; provided that the Issuers will not be required to qualify generally to do business in any jurisdiction where they are not then so qualified or to take any action which would subject them to general service of process or to taxation in any such jurisdiction where they are not then so subject.

(d)           The Company represents that the Market-Making Registration Statement, any post-effective amendments thereto, any amendments or supplements to the related prospectus and any documents filed by them under the Exchange Act will, when they become effective or are filed with the SEC, as the case may be, conform in all material respects to the requirements of the 1933 Act and the Exchange Act and the rules and regulations of the SEC thereunder and will not, as of the effective date of such Market-Making Registration Statement or post-effective amendments and as of the filing date of amendments or supplements to such prospectus or filings under the Exchange Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Market-Making Registration Statement or the related prospectus in reliance upon and in conformity with written information furnished to the Company by the Market-Maker specifically for inclusion therein, which information the parties hereto agree will be limited to the statements concerning the Market-Making activities of the Market-Maker to be set forth on the cover page and in the “Plan of Distribution” section of the prospectus (the “Market-Maker’s Information”).

(e)           At the time of effectiveness of the Market-Making Registration Statement (unless it is the same as the time of effectiveness of the Exchange Offer Registration Statement) and concurrently with each time the Market-Making Registration Statement or the related prospectus shall be amended or such prospectus shall be supplemented, the Company shall (if requested in writing by the Market-Maker) furnish the Market-Maker and its counsel with

(i)            a certificate of an appropriate Officer to the effect that: (w) the Market-Making Registration Statement has been declared effective; (x) in the case of an amendment or supplement, such amendment has become effective under the Securities Act as of the date and time specified in such certificate, if applicable; if required, such amendment or supplement to the prospectus was filed with the SEC pursuant to the subparagraph of Rule 424(b) under the 1933 Act specified in such certificate on the date specified therein; (y) to the knowledge of such officers, no stop order suspending the effectiveness of the Market-Making Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the SEC; and (z) such officers have carefully examined the Market-Making Registration Statement (and, in case of an amendment or supplement, such amendment or supplement) and as of the date of such Market-Making Registration Statement, amendment or supplement, as applicable, the Market-Making Registration Statement and the prospectus, as amended or supplemented, if applicable, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(ii)           written opinion of counsel to the Issuers, in form, scope and substance reasonably satisfactory to the managing underwriters, addressed to the underwriters covering the matters customarily covered in opinions reasonably requested in underwritten offerings, and

(iii)          a comfort letter or comfort letters in customary form to the extent permitted by Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants (or if such a comfort letter is not permitted, an agreed upon procedures letter in customary form) from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) at least as broad in scope and coverage as the comfort letter or comfort letters delivered to the Initial Purchasers in connection with the initial sale of the Initial Securities to the Initial Purchasers.

(f)            The Issuers, on the one hand, and the Market-Maker, on the other hand, hereby agree to indemnify each other, and, if applicable, contribute to the other, in accordance with Section 5 of this Agreement.

(g)           The Company will (i) comply with the provisions of this Section 4 at its own expense and (ii) will reimburse the Market-Maker for its expenses associated with the filing of the Market Maker Registration Statement (including reasonable fees of counsel) to a maximum of $10,000.

(h)           The agreements contained in this Section 4 and the representations, warranties and agreements contained in this Agreement shall survive all offers and sales of the Registrable Securities or Exchange Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

(i)            For purposes of this Section 4, any reference to the terms “amend,” “amendment” or “supplement” with respect to the Market-Making Registration Statement or the prospectus contained therein shall be deemed to refer to and include the filing under the Exchange Act of any document deemed to be incorporated therein by reference.

5.             Indemnification; Contribution.

(a)           The Issuers jointly and severally agree to indemnify and hold harmless the Initial Purchasers, the Market-Maker, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter (any such Person being an “Underwriter”) and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) or Market-Making Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 5(d) below) any such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of one firm of counsel (in addition to any local counsel) chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto), Market-Making Registration Statement (or any amendment thereto), any Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto).

(b)           Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company, the Initial Purchasers, each Underwriter and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Company, the Initial Purchasers, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or Market-Making Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such

Holder expressly for use in the Shelf Registration Statement (or any amendment thereto), Market-Making Registration Statement (or any amendment thereto), such Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement (or any amendment thereto) or Market-Making Registration Statement (or any amendment thereto).

(c)           Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of the indemnity agreement in this Section 5.  An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying party or parties be liable for the reasonable fees and expenses of more than one counsel (in addition to any local counsel), separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)           If the indemnification provided for in this Section 5 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Issuers on the one hand and the Holders on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the Issuers on the one hand and, if applicable, the Holders on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by an Issuer or the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuers and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 5, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to indemnification and contribution as such Initial Purchaser or Holder, and each director of the Company, and each Person, if any, who controls an Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Issuer.

6.             Miscellaneous.

6.1           Rule 144 and Rule 144A.  For so long as the Issuers are subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Issuers covenant that they will file the reports required to be filed by them under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder.  If the Issuers cease to be so required to file such reports, the Issuers covenant that they will upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and they will take such further action as any Holder of Registrable Securities may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC.  Upon the request of any Holder of Registrable Securities, the Issuers will deliver to such Holder a written statement as to whether they have complied with such requirements.

6.2           No Inconsistent Agreements.  No Issuer has entered into and the Issuers will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of any of Issuers’ other issued and outstanding securities under any such agreements.

6.3           Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure (and, with respect to the provisions of Section 4 hereof, the written consent of the Market-Maker).

6.4           Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile, electronic mail or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers;

and (b) if to any Issuer, initially at the Company’s address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 6.4.

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if sent by facsimile or by electronic mail; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

6.5           Successor and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture.  If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

6.6           Third Party Beneficiaries.  The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder among the Issuers, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.  Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder among the Issuers, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

6.7           Specific Enforcement.  Without limiting the remedies available to the Initial Purchasers and the Holders, the Issuers acknowledge that any failure by an Issuer to comply with its obligations under Sections 2.1 through 2.4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it may not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may seek such relief as may be required to specifically enforce the Issuers’ obligations under Sections 2.1 through 2.4 hereof.

6.8           Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

6.9           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

6.10         GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

6.11         Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

6.12         Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Issuers with respect to the Registrable Securities.  Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Issuers with respect to the Registrable Securities.  This Agreement supersedes all prior agreements and undertakings among the parties solely with respect to such registration rights.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NPC INTERNATIONAL, INC.

By:	/s/ Troy D. Cook
	Name:	Troy D. Cook
	Title:	Senior Vice President-Finance,
Chief Financial Officer, Secretary
and Treasurer

NPC MANAGEMENT, INC.

By:	/s/ Troy D. Cook
	Name:	Troy D. Cook
	Title:	Senior Vice President, Secretary
and Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Michael Barrish
	Name:	Michael Barrish
	Title:	Vice President

By: J.P. MORGAN SECURITIES INC.

By:	/s/ John Abraham
	Name:	John Abraham
	Title:	Vice President

For themselves and as Representatives of the other Initial Purchasers named in Schedule A to the Purchase Agreement.